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                                                                    Exhibit 10.7

                              EMPLOYMENT AGREEMENT

         AGREEMENT, made and entered into as of April 14, 2003 by and between THE WARNACO GROUP, INC., a Delaware corporation (together with its successors and assigns, the "Company"), and JOSEPH R. GROMEK (the "Executive").

                              W I T N E S S E T H :

         WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (together with its Exhibits, this "Agreement") and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

         1.   Definitions.

              (a) "Affiliate" of a specified person or entity shall mean a person or entity that directly or indirectly controls, is controlled by, or is under common control with, the person or entity specified.

              (b) "Base Salary" shall mean the annualized salary provided for in
Section 4 below.

              (c) "Board" shall mean the Board of Directors of the Company.

              (d) "Cause" shall mean:

                  (i) willful misconduct by the Executive which causes material harm to the Company's interests, business or reputation;

                  (ii) willful and material breach of duty by the Executive in the course of his employment, which is not cured within 10 days after Executive's receipt of written notice from the Company;

                  (iii) willful failure by the Executive, after having been given written notice from the Company, to perform his duties other than a failure resulting from Executive's incapacity due to physical or mental illness; or

                  (iv) indictment of the Executive for a felony, a crime involving moral turpitude or any crime involving the business of the Company, which is injurious to the business of the Company.


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         For purposes of this Cause definition, no act or failure to act, on the part of the Executive, shall be considered willful unless it is done, or omitted to be done, by him in bad faith and without reasonable belief that his action was in the best interests of the Company.

              (e) "Change in Control" shall mean any of the following:

                  (i) any "person" (as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934) or group of persons acting jointly or in concert, but excluding a person who owns more than 5% of the outstanding shares of the Company as of the Commencement Date, becomes a "beneficial owner" (as such term is used in Rule 13d-3 promulgated under that Act), of more than 50% of the Voting Stock of the Company;

                  (ii) all or substantially all of the assets of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

                  (iii) approval by the shareholders of the Company of a complete liquidation or dissolution of all or substantially all of the assets of the Company.

         For purposes of this Change in Control definition, "Voting Stock" shall mean the capital stock of any class or classes having general voting power, in the absence of specified contingencies, to elect the directors of the Company.

              (f) "Commencement Date" shall mean April 15, 2003.

              (g) "Date of Termination" shall mean:

                  (i) if the Executive's employment is terminated by the Company, the date specified in the notice by the Company to the Executive that his employment is so terminated;

                  (ii) if the Executive voluntarily resigns his employment, 90 days after receipt by the Company of written notice that the Executive is terminating his employment (provided, that the Company may accelerate the Date of Termination to an earlier date by providing the Executive with written notice of such action, or, alternatively, the Company may place the Executive on paid leave (covering only Base Salary) during such period);



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                  (iii) if the Executive's employment is terminated by reason of death, the date of death; or

                  (iv) if the Executive resigns his employment for Good Reason, 30 days after receipt by the Company of timely written notice from the Executive in accordance with Section 1(i) below unless the Company cures the event or events giving rise to Good Reason within 30 days after receipt of such written notice.

              (h) "Disability" shall mean the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities for a period of 180 consecutive days as determined by a medical doctor selected by the Company and reasonably acceptable to the Executive.

              (i) "Good Reason" shall mean the occurrence of any of the following without the Executive's prior written consent:

                  (i) a material diminution in the Executive's authority, duties or responsibilities as Chief Executive Officer of the Company or the assignment to the Executive of any duties materially inconsistent with such position;

                  (ii) a reduction in the Executive's Base Salary or Target Bonus opportunity (as a percentage of Base Salary);

                  (iii) a change in reporting structure so that the Executive reports to someone other than the Board, or the Chairman of the Board as the Board's designee;

                  (iv) the failure by the Company to nominate or renominate the Executive as a member of the Board, or the removal by the Company of the Executive as President and Chief Executive Officer of the Company or the removal of the Executive from the Board (other than due to a failure of shareholders of the Company to elect him);

                  (v) requiring the Executive to be principally based at any office or location more than 50 miles from mid-town Manhattan; or

                  (vi) the failure of a successor to all or substantially all of the assets of the Company to assume the Company's obligations under this Agreement either as a matter of law or in writing within 15 days after a merger, consolidation, sale or similar transaction.

         Anything herein to the contrary notwithstanding, the Executive shall not be entitled to resign for Good Reason unless the Executive gives the Company written notice of the event


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constituting "Good Reason" within 90 days of the occurrence of such event and the Company fails to cure such event within 30 days after receipt of such notice.

              (j) "Initial Term" shall mean the period beginning on the Commencement Date and ending at the close of business on the second anniversary of the Commencement Date.

              (k) "Option" shall have the meaning ascribed to such term in
Section 6(b) below.

              (l) "Restricted Stock" shall have the meaning ascribed to such term in Section 6(a) below.

              (m) "Target Bonus" shall have the meaning ascribed to such term in
Section 5 below.

              (n) "Term" shall have the meaning ascribed to such term in Section 2 below.

         2.   Term of Employment.

         The term of the Executive's employment hereunder shall begin on the Commencement Date and end at the close of business on the second anniversary of the Commencement Date (the "Initial Term"); provided, however, that the Initial Term shall thereafter be automatically extended for additional one-year periods (together with the Initial Term, the "Term") unless either the Company or the Executive gives the other written notice at least 180 days prior to the then-scheduled expiration of the Term that such Party is electing not to so extend the Term. Notwithstanding the foregoing, the Term shall end on the date on which the Executive's employment is terminated by either Party in accordance with the provisions herein.

         3.   Position; Duties and Responsibilities.

         During the Term, the Executive shall be employed as the President and Chief Executive Officer of the Company and shall be responsible for the general management of the affairs of the Company and shall perform such other duties and responsibilities as determined by the Board. It is also the intention of the Parties that the Executive shall be nominated by the Company for election as a member of the Board. The Executive, in carrying out his duties under this Agreement, shall report to the Board or the Chairman of the Board as the Board's designee. Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) subject to the reasonable approval of the Board, serving on the boards of directors of trade associations and/or charitable organizations or another business corporation (provided such service is not prohibited under Section 11(a) below), (ii) engaging in charitable activities and community affairs and (iii) managing his personal investments and affairs, provided that the activities described in the preceding clauses (i) through
(iii) do not materially interfere with the proper performance of his duties and responsibilities hereunder.



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         4.   Base Salary.

         During the Term, the Executive shall be paid an annualized Base Salary of $900,000, payable in accordance with the regular payroll practices of the Company. During the Initial Term, the Base Salary shall be fixed and not subject to review by the Board. During the Term that extends beyond the Initial Term, the Base Salary may be increased, but not decreased, from time to time by the Board. The Executive shall not be entitled to any compensation for service as a member of the Board or for service as an officer or member of any board of directors of any Affiliate.

         5.   Annual Incentive Awards.

         During the Term, the Executive shall be eligible to receive an annual incentive award with a target of 100% of Base Salary ("Target Bonus"), with a potential maximum award of up to 165% of Base Salary, in all events based on the Executive's achievement of annual performance and other targets approved by the Board. The amount and payment of any such award shall be determined in accordance with the Company's practices for awarding annual incentive awards to senior executives. A prorata annual incentive award for any fiscal period of less than a full fiscal year for which an incentive award becomes payable hereunder, including, without limitation, the period of the Executive's employment during fiscal year 2003 and, if the Term is not renewed, fiscal year 2005, shall be calculated by multiplying the annual incentive award the Executive would have been entitled to receive if he had been employed for a full fiscal year based on the Target Bonus and the Company's achievement of the applicable performance targets by a fraction, the numerator of which is the number of days that the Executive was employed during the applicable fiscal year and the denominator of which is 365. Anything herein to the contrary notwithstanding, for fiscal year 2003, the Executive shall receive an annual incentive award of not less than 50% of the Base Salary paid to the Executive during such fiscal year. Any annual incentive award, including any annual incentive award for fiscal year 2003, shall be payable when bonuses for the applicable performance period are paid to other senior executives of the Company.

         6.   Long-Term Incentive Awards.

              (a) Restricted Stock Award. On the Commencement Date, the Company shall grant the Executive an award of 150,000 shares of restricted stock (the "Restricted Stock") pursuant to the Company's 2003 Stock Incentive Plan (the "Plan"). Except as otherwise provided herein, the Restricted Stock shall vest 25% on September 12, 2003 and shall vest 25% on each of the first, second and third anniversaries of such date, provided that the Executive is employed on such vesting date and has not given notice to the Company that he is voluntarily resigning prior to such vesting date. Upon a Change in Control during the Term, all unvested Restricted Stock shall immediately vest. The form of the Restricted Stock Award Agreement for the Restricted Stock is attached hereto as Exhibit A.

              (b) Stock Option Award. On the Commencement Date, the Company shall grant the Executive a 10-year option to purchase 600,000 shares of the Company's common


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stock (the "Option"), pursuant to the Plan at an exercise price equal to the
Fair Market Value (as defined in the Plan) of the Company's common stock on the Commencement Date. The Option shall vest and become exercisable 25% on September 12, 2003 and shall vest 25% on each of the first, second and third anniversaries of such date, provided that the Executive is employed on such vesting date and has not been given notice to the Company that he is voluntarily resigning prior to such vesting date. Upon a Change in Control during the Term, any portion of the Option which is unvested shall immediately vest and become exercisable and remain exercisable for the balance of its originally scheduled term. The form of the Non-Qualified Stock Option Agreement for the Option is attached hereto as Exhibit B.

              (c) Other Conditions. The Executive shall be subject to the equity ownership, retention and other requirements applicable to senior executives of the Company. Except as otherwise expressly provided herein, all equity grants shall be governed by the applicable plan and award agreement.

         7.   Employee Benefit Programs.

         During the Term, the Executive shall be entitled to participate in all employee savings and welfare benefit plans and programs made available to the Company's senior-level executives on a basis no less favorable than provided to other similarly situated executives, as such plans or programs may be in effect from time to time, including, without limitation, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection and travel accident insurance. In addition, during the Term, the Executive shall be entitled to Company-paid term life insurance with a benefit equal to $1 million, provided the Company can obtain such insurance at commercially reasonable premium levels.

         8.   Reimbursement of Business and Other Expenses; Perquisites;
Vacations.

              (a) During the Term, the Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all business and entertainment expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy. The Executive shall be entitled to first class air travel when traveling on Company business. In addition, the Company will reimburse the Executive for his legal and other professional fees incurred in negotiating this Agreement up to a maximum of $25,000.

              (b) The Executive shall be entitled to perquisites provided to other senior-level executives, including a monthly car allowance of up to a maximum of $1,500.

              (c) The Executive shall be entitled to four weeks paid vacation per calendar year.



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         9.   Termination of Employment.

              (a) Termination Without Cause by the Company or Resignation for Good Reason by the Executive. In the event the Executive's employment is terminated without Cause by the Company (other than upon death or due to Disability) or the Executive resigns for Good Reason (other than due to Disability), the Executive shall be entitled to:


                  (i) Base Salary through the Date of Termination;

                  (ii) any unpaid bonus earned with respect to any fiscal year preceding the Date of Termination;

                  (iii) payment of Base Salary as salary continuation for the remainder of the applicable Term (without regard to its earlier termination hereunder), but in no event less than 12 months;

                  (iv) a prorata bonus for the fiscal year in which the Date of Termination occurs (determined by multiplying the amount the Executive would have received had employment continued through the end of such fiscal year by a fraction, the numerator of which is the number of days during such fiscal year that the Executive is employed by the Company and the denominator of which is 365), payable when bonuses for such fiscal year are paid to other Company executives;

                  (v) immediate vesting of 50% of the Restricted Stock that remains unvested as of the Date of Termination;

                  (vi) that portion of the Option that has vested as of the Date of Termination remaining exercisable for two years following the Date of Termination;

                  (vii) continued participation for the Executive and his eligible dependents in the Company's welfare benefit plans in which he and his eligible dependents were participating immediately prior to the Date of Termination until the earlier of (a) the end of the applicable Term (without regard to its earlier termination hereunder), but in no event less than 12 months, or (b) the date, or dates, the Executive receives equivalent coverage under the plans and programs of a subsequent employer;

                  (viii) any amounts earned, accrued or owing to the Executive but not yet paid under Section 8 above; and



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                  (ix) except as otherwise provided in Section 9(f) below,
                  additional entitlements, if any, in accordance with applicable plans and programs of the Company.

              (b) Termination upon Death or due to Disability. In the event the Executive's employment is terminated upon death or due to Disability, the Executive (or his estate or legal representative, as the case may be) shall be entitled to:

                  (i) Base Salary through the Date of Termination;

                  (ii) any unpaid bonus earned with respect to any fiscal year preceding the Date of Termination;

                  (iii) a prorata bonus for the fiscal year in which the Date of Termination occurs (determined by multiplying the amount the Executive would have received had employment continued through the end of such fiscal year by a fraction, the numerator of which is the number of days during such fiscal year that the Executive is employed by the Company and the denominator of which is 365), payable when bonuses for such fiscal year are paid to other Company executives;

                  (iv) immediate vesting of 50% of the Restricted Stock that remains unvested as of the Date of Termination;

                  (v) that portion of the Option that has vested as of the Date of Termination remaining exercisable for one year following the Date of Termination;

                  (vi) any amounts earned, accrued or owing to the Executive but not yet paid under Section 8 above; and

                  (vii) additional entitlements, if any, in accordance with applicable plans and programs of the Company.

              (c) Termination by the Company for Cause or a Voluntary Resignation by the Executive. In the event the Company terminates the Executive's employment for Cause or the Executive voluntarily resigns, the Executive shall be entitled to:

                  (i) Base Salary through the Date of Termination;

                  (ii) any amounts earned, accrued or owing to the Executive but not yet paid under Section 8 above; and


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                  (iii) additional entitlements, if any, in accordance with
                  applicable plans and programs of the Company.

         The Restricted Stock and that portion of the Option that remains unvested as of the Date of Termination shall be forfeited. A voluntary resignation by the Executive of his employment shall be effective upon 90 days prior written notice by the Executive to the Company, subject to earlier termination by the Company as provided in Section 1(g)(ii) above, and, provided such notice is given, shall not be deemed a breach of this Agreement.

              (d) Termination without Cause by the Company or Resignation for Good Reason by the Executive Within One Year Following a Change in Control. In the event the Executive's employment is terminated without Cause by the Company (other than upon death or due to Disability) or the Executive resigns for Good Reason (other than due to Disability), in both cases within one year following a Change in Control (provided the Term is still in effect or has expired during this one-year period), the Executive shall be entitled to:

                  (i) Base Salary through the Date of Termination;

                  (ii) payment of Base Salary for the remainder of the applicable Term (without regard to its earlier termination hereunder), but in no event less than 18 months, payable in a lump sum (without discount) promptly following the Date of Termination;

                  (iii) any unpaid bonus earned with respect to any fiscal year preceding the Date of Termination, payable promptly following the Date of Termination;

                  (iv) a prorata bonus for the fiscal year in which the Date of Termination occurs (determined by multiplying the amount the Executive would have received had employment continued through the end of such fiscal year by a fraction, the numerator of which is the number of days during such fiscal year that the Executive is employed by the Company and the denominator of which is 365), payable when bonuses for such fiscal year are paid to other Company executives;

                  (v) continued participation for the Executive and his eligible dependents in the Company's welfare benefit plans in which he and his eligible dependents were participating immediately prior to the Date of Termination until the earlier of (a) the end of the applicable Term (without regard to its earlier termination hereunder), but in no event less than 18 months, or (b) the date, or dates, the Executive receives substantially equivalent coverage under the plans and programs of a subsequent employer;



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                  (vi) any amounts earned, accrued or owing to the Executive but not yet paid under Section 8 above; and

                  (vii) except as otherwise provided in Section 9(f) below, additional entitlements, if any, in accordance with applicable plans and programs of the Company.

              (e) Termination of the Executive's Employment by the Company Upon the Expiration of the Term. If the Company provides written notice to the Executive in accordance with Section 2 above that the Term shall not renew and upon such expiration of the Term the Company terminates the Executive's employment under circumstances that during the Term would constitute a termination of employment without Cause, the Executive shall be entitled to:

                  (i) Base Salary through the Date of Termination;

                  (ii) payment of Base Salary as salary continuation for six months following the Date of Termination;

                  (iii) that portion of the Option that has vested as of the Date of Termination remaining exercisable for nine months following the Date of Termination;

                  (iv) continued participation for the Executive and his eligible dependents in the Company welfare benefit plans in which he and his eligible dependents were participating immediately prior to the expiration of the Term for six months following the Date of Termination;

                  (v) any amounts earned, accrued or owing to the Executive but not yet paid under Section 8 above; and

                  (vi) except as otherwise provided in Section 9(f) below, additional entitlements, if any, in accordance with applicable plans and programs of the Company.

              (f) Exclusivity of Benefits; Release of Claims. Any payments provided pursuant to Section 9(a), Section 9(d) or Section 9(e) above shall be in lieu of any salary continuation arrangements under any other severance program of the Company. In order to be entitled to the payments, rights and other entitlements in Section 9(a), Section 9(d) or Section 9(e) above, the Executive shall be required to execute and deliver a release of claims against the Company in the form of Exhibit C attached hereto and not revoke such release within the applicable revocation period. Upon the execution by the Executive and delivery to the Company of such release of claims (provided the Executive does not revoke such release within the applicable revocation period), the Company agrees to execute a release of claims against the Executive in the form of Exhibit D attached hereto and to deliver such release to the Executive.



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              (g) Nature of Payments. Any amounts due under this Section 9 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

              (h) No Mitigation; No Offset. In the event of termination of his employment for any reason, the Executive shall be under no obligation to seek other employment and, except as specifically provided for in this Section 9, there shall be no offset against amounts due to him on account of any remuneration or benefits provided by any subsequent employment he may obtain.

              (i) Resignation. Notwithstanding any other provision of this Agreement, upon the termination of the Executive's employment for any reason, unless otherwise requested by the Board, he shall immediately resign from the Board, from all boards of directors of any Affiliate of the Company of which he may be a member, and as a trustee of, or fiduciary to, any employee benefit plans of the Company or any Affiliate. The Executive hereby agrees to execute any and all documentation of such resignations upon request by the Company, but he shall be treated for all purposes as having so resigned upon termination of his employment, regardless of when or whether he executes any such documentation.

         10.   Confidentiality; Assignment of Rights; Return of Company
Property.

              (a) During the Term and thereafter, other than in the ordinary course of performing his duties for the Company or as required in connection with providing any cooperation to the Company pursuant to Section 13 below, the Executive agrees that he shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company or any Affiliate of the Company, including such trade secret or proprietary or confidential information of any customer or other entity to which the Company owes an obligation not to disclose such information, which he acquires during the course of his employment, including, but not limited to, records kept in the ordinary course of business, except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent or actual jurisdiction to order him to divulge, disclose or make accessible such information. In the event the Executive is requested to disclose information as contemplated in the preceding sentence, the Executive agrees, unless otherwise prohibited by law, to give the Company's General Counsel prompt written notice of any request for disclosure in advance of the Executive making such disclosure in order to permit the Company a reasonable opportunity to challenge such disclosure. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure by the Executive; or (ii) becomes known to the public through no wrongful disclosure by or act of the Executive or any representative of the Executive.

              (b) The Executive hereby sells, assigns and transfers to the Company all of his right, title and interest in and to all inventions, discoveries, improvements and copyrightable subject matter (the "Rights") which during the period of his employment are made or conceived by him, alone or with others, and which are within or arise out of any general field of the


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Company's business or arise out of any work he performs, or information he receives regarding the business of the Company, while employed by the Company. The Executive shall fully disclose to the Company as promptly as available all information known or possessed by him concerning any Rights, and upon request by the Company and without any further remuneration in any form to him by the Company, but at the expense of the Company, execute all applications for patents and for copyright registration, assignments thereof and other instruments and do all things which the Company may deem necessary to vest and maintain in it the entire right, title and interest in and to all such Rights.

              (c) The Executive agrees that at the time of the termination of employment, whether at the instance of the Executive or the Company, and regardless of the reasons therefore, he will promptly deliver to the Company's General Counsel, and not keep or deliver to anyone else, any and all of the following which is in his possession or control: (i) Company property (including, without limitation, credit cards, computers, communication devices, home office equipment and other Company tangible property) and (ii) notes, files, memoranda, papers and, in general, any and all physical matter and computer files containing confidential or proprietary information of the Company or any of its Affiliates, including any and all documents relating to the conduct of the business of the Company or any of its Affiliates and any and all documents containing confidential or proprietary information of the customers of the Company or any of its Affiliates, except for (x) any documents for which the Company's General Counsel has given written consent to removal at the time of termination of the Executive's employment and (y) any information necessary for the Executive to retain for his tax purposes.

         11.   Non-Competition; Non-Solicitation.

              (a) The Executive acknowledges that in his capacity in management the Executive has had or will have a great deal of exposure and access of the Company's trade secrets and confidential and proprietary information. Therefore, during the Term and thereafter (provided the Executive is employed by the Company) and for 12 months following the Date of Termination or, for six months following the Date of Termination if the Executive is entitled to receive severance under Section 9(e) above, to protect the Company's trade secrets and other confidential and proprietary information, the Executive agrees that he shall not, other than in the ordinary course of performing his duties hereunder or as agreed by the Company in writing, engage in a "Competitive Business," directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any relationship or capacity, in any geographic location in which the Company or any of its Affiliates is engaged in business. The Executive shall not be deemed to be in violation of this Section 11(a) by reason of the fact that he owns or acquires, solely as an investment, up to two percent (2%) of the outstanding equity securities (measured by value) of any entity. "Competitive Business" shall mean a business engaged in (x) apparel design and/or apparel wholesaling or (y) retailing in competition with any business that the Company is conducting at the time of the alleged violation.

              (b) The Executive agrees that for a period of 18 months following the Date of Termination, he will not, without the prior written consent of the Company, directly or indirectly, hire any employee of the Company or any of its Affiliates, or solicit or encourage any such


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employee to leave the employ of the Company or its Affiliates, as the case may
be.

              (c) The Executive agrees that for a period of 18 months following the Date of Termination, he will not, without the prior written consent of the Company, directly or indirectly, solicit or encourage any customer of the Company or any of its Affiliates to reduce or cease its business with the Company or any such Affiliate or otherwise interfere with the relationship of the Company or any Affiliate with its customers.

         12.   Injunctive and Other Relief.

         The Executive expressly agrees and acknowledges any breach or threatened breach of any obligation under Section 10 or Section 11 above will cause the Company irreparable harm for which there is no adequate remedy at law, and as a result of this the Company shall be entitled to seek the issuance by a court of competent jurisdiction of an injunction, restraining order or other equitable relief in favor of itself, without the necessity of posting a bond, restraining the Executive from committing or continuing to commit any such violation. If the Company defers or withholds payment of any amount otherwise payable under this Agreement on the basis of an asserted violation of any provision of Section 10 or Section 11, and it is subsequently finally determined that the Executive did not commit such violation, the Company shall promptly pay all such unpaid amounts to the Executive.

         13.   Cooperation.

         Following the Date of Termination, upon reasonable request by the Company, the Executive shall cooperate with the Company or any of its Affiliates with respect to any legal or investigatory proceeding, including any government or regulatory investigation, or any litigation or other dispute relating to any matter in which he was involved or had knowledge during his employment with the Company, subject to his reasonable personal and business schedules. The Company shall reimburse the Executive for all reasonable out-of-pocket costs, such as travel, hotel and meal expenses, incurred by the Executive in providing any cooperation pursuant to this Section 13.

         14.   Representations and Covenants.

              (a) The Executive represents and warrants that he has the free and unfettered right to enter into this Agreement and to perform his obligations under it and that he knows of no agreement between him and any other person, firm or organization, or any law or regulation, that would be violated by the performance of his obligations under this Agreement. The Executive agrees that he will not use or disclose any confidential or proprietary information of any prior employer in the course of performing his duties for the Company or any of its Affiliates.

              (b) The Company represents that (i) the execution of this Agreement and the granting of the benefits and awards hereunder have been authorized by the Company, including, where necessary, by the Board, (ii) the execution, delivery and performance of this Agreement does not violate any law, regulation, order, decree, agreement, plan or corporate governance document of the Company and (iii) upon the execution and delivery of this Agreement by the Parties, it shall be the valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         15.   Assignability; Binding Nature.

         This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. For purposes of this Section 15, a successor to the Company shall be limited to an entity which shall have acquired all or substantially all of the business and/or assets of the Company and shall have assumed (whether by agreement or operation of law) the Company's rights and obligations under this Agreement. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will, operation of law or in accordance with Section 21 below.

         16.   Entire Agreement.

         This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

         17.   Amendment or Waiver.

         No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Party against whom it is being enforced (either the Executive or an authorized officer of the Company, as the case may be).

         18.   Severability.

         In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         19.   Survivorship.

         The respective rights and obligations of the Parties hereunder, including, without limitation, Section 10 (confidentiality; assignment of rights; return of Company property), Section 11 (non-competition;
non-solicitation), Section 12 (injunctive and other relief), Section

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13 (cooperation), Section 20 (indemnification and liability insurance) and
Section 23 (resolution of disputes), shall survive any expiration of the Term, including expiration thereof upon the Executive's termination of employment for whatever reason, to the extent necessary to the intended preservation of such rights and obligations. Upon the expiration of the Term, the reference to "Date of Termination" in Section 11 and Section 13 above shall refer to the Executive's last day of employment with the Company.

         20.   Indemnification and Liability Insurance.

         The Company hereby agrees during, and after termination of, his employment to indemnify the Executive and hold him harmless, both during the Term and thereafter, to the fullest extent permitted by law and under the certificate of incorporation and by-laws of the Company against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorneys' fees), losses, amounts paid in settlement to the extent approved by the Company, and damages resulting from the Executive's good faith performance of his duties as an officer or director of the Company or any affiliate. The Company shall reimburse the Executive for expenses incurred by him in connection with any proceeding hereunder upon written request from the Executive for such reimbursement and the submission by the Executive of the appropriate documentation associated with these expenses. Such request shall include an undertaking by the Executive to repay the amount of such advance or reimbursement if it shall ultimately be determined that he is not entitled to be indemnified hereunder against such costs and expenses. The Company shall use commercially reasonable efforts to obtain and maintain directors' and officers' liability insurance covering the Executive to the same extent as the Company covers its other officers and directors.

         21. Beneficiaries/References.

         The Executive shall be entitled, to the extent permitted under applicable plans, agreements or law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         22. Governing Law.

         This Agreement shall be governed by and construed and interpreted in accordance with the laws of New York without reference to principles of conflicts of law, provided, however, that Federal law shall apply to the interpretation or enforcement of Section 23 below.

         23. Resolution of Disputes.

         Except as otherwise provided in Section 12 above, any controversy, dispute or claim arising under or relating to this Agreement, the Executive's employment with the Company or any Affiliate or the termination thereof shall, at the election of the Executive or the Company

(unless otherwise provided in an applicable Company plan, program or agreement), be resolved by confidential and binding arbitration, to be held in the borough of Manhattan in New York City in accordance with the rules and procedures of the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each Party shall be responsible for its own costs and expenses, including attorneys' fees, and neither Party shall be liable for punitive or exemplary damages.

         24. Notices.

         Any notice given to a Party shall be in writing and shall be deemed to have been given (i) when delivered personally (provided that a written acknowledgement of receipt is obtained), (ii) three days after being sent by certified or registered mail, postage prepaid, return receipt requested or (iii) two days after being sent by overnight courier (provided that a written acknowledgement of receipt is obtained by the overnight courier), with any such notice duly addressed to the Party concerned at the address indicated below or to such other address as such Party may subsequently designate by written notice in accordance with this Section 24:

         If to the Company:    The Warnaco Group, Inc.
                               90 Park Avenue
                               New York, New York 10016
                               Attention: General Counsel


         If to the Executive:  Joseph R. Gromek
                               1088 Park Avenue
                               New York, New York 10128

         25. Withholdings.

         The Company may withhold from any amounts payable under this Agreement such Federal, state, local or other taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         26. Headings.

         The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         27. Counterparts.

         This Agreement may be executed in two or more counterparts.



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



         28. Conditions.

         The effectiveness of this Agreement is conditioned upon the following:

         (a) there being no agreement as of the Commencement Date between the Executive and any prior employer that interferes, or could interfere with, his employment with the Company unless such agreement is to the satisfaction of the Company waived by such prior employer; and

         (b) the Executive's successful completion of the Company's standard pre-employment checks prior to the Commencement Date.


                  [Rest of the page left intentionally blank.]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.



                        THE WARNACO GROUP, INC.



                        By: /s/ Stanley P. Silverstein
                            ---------------------------------------------------
                        Name:     Stanley P. Silverstein
                        Title:    Senior Vice President - Corporate Development
                                  and Chief Administrative Officer



                        THE EXECUTIVE


                        /s/ Joseph R. Gromek
                        -------------------------------------
                        Joseph R. Gromek



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